                                  EXHIBIT 99.1



                                TIO CIGARS, INC.



                         PRO FORMA FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


TIO CIGARS, INC.

Balance Sheet for November 9, 1997 (Unaudited)................................1

Statement of Operations for Two Months and
         Eleven Months Ended November 9, 1997 (Unaudited).....................2

Statement of Cash Flows for November 9, 1997 -
         Increase (Decrease) in Cash or Cash Equivalents (Unaudited)..........3

COLMENA CORPORATION

Balance Sheet - Division 2 - Tio Cigars, Inc.
         December 31, 1997 (Unaudited)........................................4

Statement of Operations - Division 2 - Tio Cigars, Inc.
         for Two Months and Eleven Months Ended
         December 31, 1997 (Unaudited)........................................5

         EXHIBIT 99.1 - TIO CIGARS, INC. PRO FORMA FINANCIAL STATEMENTS

                                TIO CIGARS, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)
                                     ASSETS
                                                           NOVEMBER 9, 1997
                                                          ------------------
Current assets:
  KeyBank - Operating account                             $           2,706
  Deposits                                                            9,624
  Inventory                                                         131,945
                                                          ------------------
         Total Current Assets                             $         144,274
                                                          ------------------
Fixed Assets
  Office Equipment                                        $          27,481
                                                          ------------------
         Total Fixed Assets                                          27,481
                                                          ------------------
         Total Assets                                     $         171,756
                                                          ==================
                             LIABILITIES AND EQUITY
Current Liabilities
  Accounts payable                                        $           9,424
  Accrued FICA                                                        1,240
  Accrued Medicare                                                      290
  Accrued FIT                                                           862
  Accrued FUTA                                                           56
  Accrued SUTA                                                          288
  Accrued SIT - Ohio                                                    396
  Accrued CIT - Westlake                                                244
  Short Term Loan - RCP Enterprises                                  24,500
  Short Term Loan - PDN                                               6,000
  RCP Jr. Loan                                                      111,826
  Additional paid in capital                                          1,000
  LMC Loan                                                           30,000
  Loans - Others                                                    163,333
                                                          ------------------
         Total Current Liabilities                        $         349,459
                                                          ------------------
Equity
  Current income (loss)                                            (177,703)
                                                          ------------------
         Total Equity                                              (177,703)
                                                          ------------------
         Total Liabilities and Equity                     $         171,756
                                                          ==================


                                                 TIO CIGARS, INC.
                                             STATEMENT OF OPERATIONS
                                                   (UNAUDITED)
                                                     2 MONTHS ENDED         11 MONTHS ENDED
                                                    ------------------     ------------------
                                                       NOV. 9, 1997           NOV. 9, 1997
                                                    ------------------     ------------------
Revenue
  Sales - Cigars                                    $           6,000      $          11,287
                                                    ------------------     ------------------
         Total Revenue                                          6,000                 11,287
                                                    ------------------     ------------------
Operating Expenses
  Materials purchased                                           8,250                 45,249
  Supplies                                                        373                 68,047
  Wages & salaries                                             10,000                 18,350
  Payroll taxes                                                   859                  1,587
  Bank charges                                                      0                    611
  Travel expenses                                                   0                  2,017
  Shipping                                                      3,609                  6,798
  Telephone                                                       237                    631
  Rent                                                              0                  1,607
  Insurance                                                         0                    700
  Advertising                                                  15,000                 25,000
  Auto expense                                                     26                     26
  Investment expenses                                           4,540                 12,540
  Travel advance                                                3,827                  5,827
                                                    ------------------     ------------------
         Total Expenses                                        46,722                188,990
                                                    ------------------     ------------------
         Net Income (Loss)                          $         (40,722)     $         177,703
                                                    ==================     ==================


                                               TIO CIGARS, INC.
                                            STATEMENT OF CASH FLOWS
                                               NOVEMBER 9, 1997
                                 INCREASE (DECREASE) IN CASH OR CASH EQUIVALENTS
                                                  (UNAUDITED)
                                                                  2 MONTHS ENDED        11 MONTHS ENDED
                                                                   NOV. 9, 1997          NOV. 9, 1997
                                                                 ------------------    ------------------
Cash Flow from Operating Activities
  Net income (loss)                                              $         (40,722)    $        (177,703)
Adjustments to reconcile cash flow
Decrease (Increase) in Current Assets
  Inventory                                                                      0              (131,945)
  Decrease (increase) in current liabilities
    Accounts payable                                                             0                 9,424
    Accrued FICA                                                             1,240                 1,240
    Accrued Medicare                                                           290                   290
    Accrued FIT                                                                862                   862
    Accrued FUTA                                                                 6                    56
    Accrued SUTA                                                                88                   288
    Accrued SIT - Ohio                                                         148                   396
    Accrued City - Westlake                                                    150                   243
    Short Term Loan - RCP Enterprises                                       23,500                24,500
    Short Term Loan - PDN                                                    5,000                 6,000
    RCP Jr. Loan                                                             2,000               111,826
    Additional paid in Capital                                                   0                 1,000
    LMC Loan                                                                     0                30,000
    Loans - Others                                                               0               163,333
                                                                 ------------------    ------------------
         Total Adjustments                                                  33,285               217,513
                                                                 ------------------    ------------------
         Cash provided (used) by operations                                 (7,437)               39,810
                                                                 ------------------    ------------------
Cash Flow from Investing Activities
    Sales (Purchases) of Assets
      Office Equipment                                                           0              ( 27,481)
                                                                 ------------------    ------------------
        Cash Provided (Used) by Investing                                        0               (27,481)
                                                                 ------------------    ------------------
Cash Flow from Financing Activities Cash (Used) or provided by:
    Net Increase (Decrease) in Cash                                         (7,437)               12,329
                                                                 ------------------    ------------------
    Cash at Beginning of Period                                             19,766                     0
                                                                 ------------------    ------------------
    Cash at End of Period                                        $          12,329     $          12,329
                                                                 ==================    ==================

                                  COLMENA CORP.
                  BALANCE SHEET - DIVISION 2 - TIO CIGARS, INC.
                                   (UNAUDITED)


                                     ASSETS
                                                           DECEMBER 31, 1997
                                                          ------------------
Current assets:
  KeyBank - Operating account                             $           7,586
  Cash on hand                                                           30
  Deposits                                                            9,624
  Inventory                                                         131,945
                                                          ------------------
         Total Current Assets                             $         149,185
                                                          ------------------
Fixed Assets
  Equipment purchased                                                30,241
                                                          ------------------
         Total Fixed Assets                                          30,241
                                                          ------------------
         Total Assets                                     $         179,426
                                                          ==================
                             LIABILITIES AND EQUITY
Current Liabilities
  Accounts payable                                        $           9,424
  Accrued FICA - Medicare                                                (0)
  Accrued FIT                                                             0
  Accrued FUTA                                                           82
  Accrued SUTA                                                          456
  Accrued SIT                                                           643
  Accrued CIT - Westlake                                                338
  Note payable                                                        6,000
                                                          ------------------
         Total Current Liabilities                        $          16,943
                                                          ------------------
Long Term Liabilities
  Divisional transfer                                                73,000
  RCP, Jr. Note Payable                                             111,826
  Additional paid in capital                                          1,000
  LMC note payable                                                   30,000
  Loans - others                                                    163,333
                                                          ------------------
         Total Long Term Liabilities                      $         379,159
                                                          ------------------
Equity
  Common stock                                                     (177,703)
  Current income (loss)                                             (38,973)
                                                          ------------------
         Total Equity                                              (216,676)
                                                          ------------------
         Total Liabilities and Equity                     $         179,426
                                                          ==================


                                              COLMENA CORP.
                          STATEMENT OF OPERATIONS - DIVISION 2 - TIO CIGARS, INC.
                                            DECEMBER 31, 1997
                                               (UNAUDITED)

                                                       3 MONTHS ENDED       12 MONTHS ENDED
                                                     -----------------     -----------------
                                                       DEC. 31, 1997         DEC. 31, 1997
                                                     -----------------     -----------------

Revenue
         Total Revenue                               $              0      $              0
                                                     -----------------     -----------------
Operating Expenses
  Dominican payroll                                             2,000                 2,000
  Supplies                                                      2,400                 2,400
  Wages                                                         6,250                 6,250
  Payroll taxes                                                   672                   672
  Bank charges                                                    528                   528
  Shipping                                                         99                    99
  Legal fees                                                      309                   309
  Insurance expense                                             1,400                 1,400
  Telephone expense                                             2,790                 2,790
  Outside services                                             10,238                10,238
  Rent expense                                                    992                   992
  Auto lease                                                    1,866                 1,866
  Advertising expense                                           9,429                 9,429
                                                     -----------------     -----------------
         Total Expenses                                        38,973                38,973
                                                     -----------------     -----------------
         Net income (loss)                           $        (38,973)     $        (38,973)
                                                     =================     =================
